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                                                                   EXHIBIT 5.1



                                                                (714) 365-5516

                                January 21, 1997


Boyds Wheels, Inc.
8380 Cerritos Avenue
Stanton, California 90680


  Re:  Registration on Form S-3 of
       1,019,565 Shares of Common Stock
       of Boyds Wheels, Inc.
       --------------------------------

Gentlemen:

           We have acted as counsel to Boyds Wheels, Inc., a California corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to 1,019,565 shares ("Shares") of its Common Stock, no par value, including 229,295 Shares (the "Option Shares") issuable upon exercise of outstanding options and warrants (the "Options"), which may be sold from time to time by certain shareholders of the Company described in the Registration Statement.

           In connection with the opinion expressed below, we have examined and relied upon, as to factual matters, originals or photostatic or certified copies of such corporate records, including, without limitation, minutes of the meetings of the Board of Directors of the Company and other instruments, certificates of corporate officers, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In making such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

           We have examined and relied upon, as to matters of law, such considerations of law as we, in our judgment, have deemed necessary or appropriate to render the opinion expressed below. This opinion is limited to federal law and the corporate law of the State of California, and we can assume no responsibility for the law of any other jurisdiction.

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Boyds Wheels, Inc.
January 21, 1997
Page 2



           Based upon the foregoing, we are of the opinion that the Shares of the Company's Common Stock being registered under the 1933 Act pursuant to the Registration Statement are, or in the case of the Option Shares upon exercise of the respective options and warrants and payment therefore will be, legally issued, fully paid and nonassessable shares of Common Stock of the Company.

           We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion is being delivered solely in regard to the transactions contemplated by the Registration Statement and is intended for use solely in connection with the consummation of such transactions. This opinion should not be relied upon for any other purpose without our prior written consent; this opinion should not be quoted in whole or in par or distributed in any way.


                                              Very truly yours,


                                              /s/ Higham, McConnell & Dunning
                                              -------------------------------
                                                  HIGHAM, McCONNELL & DUNNING

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